UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified in its Charter)

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INFORMATION STATEMENT

EXHIBIT B

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund

LVIP Franklin Templeton Multi-Factor International Equity Fund

LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund

LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund

This document is for informational purposes only. You are not required to take any action and you are not requested to send us a proxy with respect to this sub-adviser change.

June 20, 2023

Dear Contract Owners and Shareholders:

Lincoln Variable Insurance Products Trust (the “Trust”) is furnishing this Information Statement with respect to the LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund, LVIP Franklin Templeton Multi-Factor International Equity Fund, LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund, LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund listed above (the “Funds”), each a series of the Trust.

You currently have an investment interest in the Funds through your ownership of a variable annuity contract or variable life insurance policy (“Variable Contract”). As a “Contract Owner,” you are being furnished this Information Statement to inform you about recent changes related to the Funds’ sub-advisory arrangements.

Specifically, at a meeting of the Board of Trustees of the Trust (the “Board”) held on December 6-7, 2022 (the “Meeting”), the Board approved the appointment of Franklin Advisors, Inc. (“Franklin Templeton” or the “Sub-Adviser”) as a new sub-adviser to the Funds. At the Meeting, the Board also approved a sub-advisory agreement between Lincoln Financial Investments Corporation (the “Adviser” or “LFI”), the Funds’ investment adviser, and Franklin Templeton. (the “Sub-Advisory Agreement”). The Sub-Advisory Agreement is dated April 11, 2023. Franklin Templeton replaced SSGA Funds Management, Inc. as sub-adviser of the Funds.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to the approval of the Trust’s Board, to enter into or materially amend sub-advisory agreements without obtaining shareholder approval. As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders with an information statement describing any new sub-adviser within 90 days of hiring such sub-adviser when a sub-advisory agreement is entered into or materially amended without a shareholder vote. Accordingly, approval of the Sub-Agreement does not require a shareholder vote. This Information Statement is being mailed on or about June 20, 2023 to shareholders of record of the Fund as of June 13, 2023 (the “Record Date”).

I.	Background

On December 6-7, 2022, the Board of Trustees of the Lincoln Variable Insurance Products Trust (the “Trust” or “LVIP”) (the “Board”) met to consider, among other things, the approval of a sub-advisory agreement between Lincoln Financial Investments Corporation (“LFI”) and Franklin Advisers, Inc. (“Franklin Templeton”) (the “Sub-Advisory Agreement”), with respect to the LVIP SSGA Large Cap

100 Fund, LVIP SSGA Small/Mid Cap 200 Fund, LVIP SSGA Developed International 150 Fund and LVIP SSGA Emerging Markets 100 Fund (to be renamed the LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund, LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund, LVIP Franklin Templeton Multi-Factor International Equity Fund and LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund, respectively, on or about May 1, 2023) (the “Funds”). The trustees who were not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940) (the “Independent Trustees”) reported that they had reviewed materials provided by LFI and Franklin Templeton prior to the meeting, and were advised by their independent legal counsel of their fiduciary duties pertaining to approval of sub-advisory agreements and the factors that they should consider in evaluating such agreements. Among other information, LFI and Franklin Templeton provided information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided, including a presentation by representatives of Franklin Templeton and Franklin Templeton’s responses to LFI’s request for proposal. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers, Lincoln National Life Insurance Company employees and representatives of Franklin Templeton to consider the approval of the Sub-Advisory Agreement. The Independent Trustees reported that they had considered, among others, the factors listed below and reached the following conclusions with respect to their recommendation to the Board.

The Board determined that, given the totality of the information provided with respect to the Sub-Advisory Agreement, the Board had received sufficient information to approve the Sub-Advisory Agreement for the Funds. In considering the approval of the proposed Sub-Advisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

II.	Sub-Advisory Agreement

Nature, Extent and Quality of Services.    In considering the approval of the proposed Sub-Advisory Agreement between LFI and Franklin Templeton on behalf of the Funds, the Board considered the nature, extent and quality of services to be provided by Franklin Templeton under the proposed Sub-Advisory Agreement. The Board reviewed the services to be provided by Franklin Templeton, the backgrounds of the investment professionals proposed to service the Funds and the reputation, resources and investment approach of Franklin Templeton. They also reviewed information provided regarding the structure of portfolio manager compensation, trading and brokerage practices, risk management and compliance and regulatory matters. The Board also noted that Franklin Templeton provides sub-advisory services to other funds in the Trust and that the Board reviewed extensive information provided by Franklin Templeton in connection with the 2022 contract renewal process. The Board concluded that the services to be provided by Franklin Templeton were expected to be satisfactory.

Sub-Advisory Fee and Economies of Scale.    The Board considered comparable sub-advisory information provided by LFI and noted that, with respect to the proposed sub-advisory fee schedules, the applicable schedule was lower than the current sub-advisory fee schedule for LVIP SSGA Small/Mid Cap 200 Fund and LVIP SSGA Emerging Markets 100 Fund and the same as the current sub-advisory fee schedule for LVIP SSGA Large Cap 100 Fund and LVIP SSGA Developed International 150 Fund. The Board considered that each proposed sub-advisory fee schedule was negotiated between LFI and Franklin Templeton, an unaffiliated third party, and that LFI would compensate Franklin Templeton from its fees. The Board concluded that each proposed sub-advisory fee schedule was reasonable.

Profitability and Fallout Benefits.    The Board considered that the proposed sub-advisory fee schedule was negotiated between LFI and Franklin Templeton, an unaffiliated third party, and that LFI would compensate Franklin Templeton from its fees. The Board considered materials provided by Franklin Templeton as to any additional benefits it would receive and that Franklin Templeton indicated that it may benefit reputationally as a result of being employed by LFI and it may also benefit if Franklin Templeton includes the proposed strategies’ assets and performance record in its composites. In addition, Franklin Templeton indicated that it may receive research and services obtained with client commissions generated by the Funds, which may be shared with its advisory affiliates.

Overall Conclusions

Based on all the information considered and conclusions reached, the Board determined that the terms of the proposed Sub-Advisory Agreement were fair and reasonable, and that approval of the Sub-Advisory Agreement was in the best interests of each Fund.

III.	Additional Information about the Franklin Advisers, Inc. Sub-Advisory Agreement

The Sub-Advisory Agreement is dated April 11, 2023 and has an initial one-year term. Thereafter, continuance of the agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Sub-Advisory Agreement may be terminated, without the payment of any penalty, by: (i) the Trust, by vote of a majority of the Board or by vote of a majority of the Funds’ outstanding voting securities, on 60 days’ written notice to the Sub-Adviser; (ii) the Adviser, on 60 days’ written notice to the Sub-Adviser; (iii) the Sub-Adviser, on 90 days’ written notice to the Adviser; or (iv) by mutual written consent of the Adviser and the Sub-Adviser. The Sub-Advisory Agreement will automatically terminate without payment of penalty in the event of: (i) its assignment; (ii) its delegation, unless the Adviser has by prior written consent agreed to the delegation; or (iii) termination of the investment management agreement with the Adviser.

The foregoing description is only a summary of the Sub-Advisory Agreement. A copy of the Sub-Advisory Agreement has been filed with the SEC and accessible via the SEC’s website (www.sec.gov) through the EDGAR database.

IV.	Information about the Sub-Adviser

Franklin Advisers, Inc. (“FAV”), One Franklin Parkway, San Mateo, CA 94403-1906. FAV is a wholly owned subsidiary of Franklin Resources, Inc. (“Franklin”). Net assets under the management of the Franklin organization were over $1.4 trillion as of March 31, 2023.

The name and principal occupation of the principal executive officers and directors of Franklin Templeton are listed below.

Name	Principal Occupation
Perks, Edward D.	President
Oshita, Lindsey	Chief Financial Officer
Merchant, Thomas C.	Chief Legal Officer
Davis, Bjorn A.	Chief Compliance Officer
McCarthy, Michael P	Executive Vice President and Chief Investment Officer
Bayston, Roger A.	Executive Vice President
Desai, Sonal	Executive Vice President

Dover, Stephen H.	Executive Vice President
Foley, Michael	Executive Vice President
Hasenstab, Michael J.	Executive Vice President
Petryk, Adam	Executive Vice President
Tollette, Wylie A.	Executive Vice President
Agarwal, Reema	Senior Vice President
Barber, Benjamin	Senior Vice President
Bowers, Grant B.	Senior Vice President (as of April 01, 2023)
Brighton, Todd	Senior Vice President
Circle, Brendan	Senior Vice President
Conn, Jr., James P.	Senior Vice President
Deakyne, Jr., William S.	Senior Vice President
Ho, Calvin	Senior Vice President
Hooten, Nick	Senior Vice President
Johnston, Jennifer	Senior Vice President
Klein, Patrick	Senior Vice President
Kohli, John C.	Senior Vice President
McCulloch, Evan S.	Senior Vice President
Moberg, Matthew J.	Senior Vice President
Muschott, Alan E.	Senior Vice President
O’Connor, Patrick	Senior Vice President
Pecore, Anthony	Senior Vice President
Portera, Philip	Senior Vice President
Quinlan, Matthew	Senior Vice President
Scandalios, John P.	Senior Vice President
Sethi, Alok	Senior Vice President
Shepherd, Kent P.	Senior Vice President
Varunok, Paul	Senior Vice President
Vinton, Serena Perin	Senior Vice President
Voyles, Glenn I.	Senior Vice President
Wiley, John W.	Senior Vice President
Yolland, Robert C.	Senior Vice President
Zhu, Christine	Senior Vice President
Bonelli, John	Vice President
Cheng, Grace	Vice President
Conn, Michael	Vice President
Constant, Mark L.	Vice President
Dhruv, Neil	Vice President
Fergerson, Laura F.	Vice President

Fisher, Robin	Vice President
Fromm, Frederick G.	Vice President
Hsu, Richard S.	Vice President
Lucas, James	Vice President
Nemerever, Lloyd	Vice President
O’Connor, Patricia M	Vice President
Rivera, Francisco F.	Vice President
Runkel, Thomas	Vice President
Sanderson, Dylan	Vice President
Scher, Daniel	Vice President
Schmicker, Blair	Vice President
Shaneyfelt, Gwen L.	Vice President
Shepard, Michael C.	Vice President
Shirley, Lisa Jacobson	Vice President
Snyder, Jeffrey Richard	Vice President
Sperry, Christopher S.	Vice President
Sullivan, Tasha	Vice President
Workman, Daniel	Vice President
Avigdor, Leeor	Treasurer
Rosas, Virginia E	Secretary
Baur, Alison E	Assistant Secretary
Mandia, Thomas C.	Assistant Secretary
O’Malley, Beth McAuley	Assistant Secretary
Tofigh, Navid	Assistant Secretary
Ellen, Daniel	Compliance Officer
Jensen, Fred	Compliance Officer

Directors	Appointment Type
Desai, Sonal	Director
Dover, Stephen H.	Director
Johnson, Jr., Rupert H.	Director
Perks, Edward D.	Director

No officer or director of the Trust is an officer, employee, director, general partner, or shareholder of Franklin Templeton.

The name and principal occupation of the portfolio managers of the Funds are listed below.

Name	Principal Occupation

Chandrakanth Seethamraju, Ph.D.	Chandra Seethamraju is the Head of Systematic Strategies portfolio management at Franklin Templeton Investment solutions. Prior to joining Franklin Templeton in 2013, Dr. Seethamraju was involved with GTAA strategies as well as quantitative, active equity stock selection strategies for a major U.S. asset management firm. Dr. Seethamraju holds a Bachelor of Commerce from Osmania University in Hyderabad, India and an MBA with a concentration in Finance from the LeBow College of Business at Drexel University. Dr. Seethamraju earned his Ph.D. in business administration with a focus on accounting from the Stern School of Business at New York University.
Sundaram Chettiappan, CFA	Sundaram Chettiappan, CFA, is a Vice President and Portfolio Manager for Franklin Templeton Investment Solutions. Prior to joining Franklin Templeton Investments in 2018, Mr. Chettiappan worked at Balyasny Asset Management where he was a Senior Quantitative Researcher building deep fundamental sector-based long/short models within the Systematic Strategies group. Mr. Chettiappan holds a Bachelor of Engineering Computer Sciences and Engineering degree from College of Engineering Guindy, Anna University and a Master of Quantitative and Computational Finance from Georgia Institute of Technology. He also holds the Chartered Financial Analyst (CFA) designation.
Joseph S. Giroux	Joseph Giroux is a Vice President and Portfolio Manager for Franklin Templeton Investment Solutions and has lead portfolio manager responsibilities for multiple global strategies, including those focused on equity, ESG, market neutral and dividends. Prior to joining Franklin Templeton, Mr. Giroux was a member of the Equity Portfolio Manager group at QS Investors, a quantitative multi-asset and equity manager. QS Investors combined with Franklin Templeton Multi-Asset Solutions in October 2020 to create Franklin Templeton Investment Solutions. Mr. Giroux holds both a Bachelor of Science in Computer Science and a Master of Science in Information Technology from New England Institute of Technology.
Jose Maldonado, CFA	Jose Maldonado is a Vice President and Portfolio Manager for Franklin Templeton Investment Solutions. Prior to Franklin Templeton, Mr. Maldonado was a member of the Portfolio Management group at QS Investors, a quantitative multi-asset and equity manager, where he was a portfolio manager and equity trader. Mr. Maldonado holds a Bachelor of Science with Honors from Providence College, with a Finance major concentration and Economics minor. He also holds the Chartered Financial Analyst (CFA) designation and is a member of the CFA Institute and the CFA Society of New York.
Christopher W. Floyd, CFA	Christopher W. Floyd, CFA, is a Vice President and Portfolio Manager for Franklin Templeton Investment Solutions (FTIS). He is the Lead Portfolio Manager for the International large cap and small cap active fac- tor equity strategies and serves as Co-Portfolio Manager for the Global and US active factor equity strategies. Previously, Mr. Floyd served as a Developed Markets Senior Portfolio Manager at Batterymarch Financial Management, which merged with QS Investors in 2014. Mr. Floyd holds a Bachelor of Arts in Economics from Dartmouth College and an MBA from Cornell University. He also holds the Chartered Financial Analyst (CFA) designation.

V.	Information about the Adviser and the Trust

Investment Adviser

LFI serves as the Funds’ investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

For the fiscal year ended December 31, 2022, the aggregate advisory fees paid to LFI were 0.33%, 0.32%, 0.30%, and 0.31%, respectively, of the Funds’ average daily net assets and net of advisory fee waivers. The Funds paid investment advisory fees of $1,599,528, $2,527,990, $4,239,179, and $1,441,757 net of advisory fee waivers.

Principal Underwriter and Distributor

The Funds’ principal underwriter and distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated broker-dealers: Lincoln Financial Advisers Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation.

Payments of Commissions to Affiliated Broker-Dealers

For the fiscal year ended December 31, 2022, the Funds paid no commissions to any affiliated broker-dealers.

Administrator

The Funds’ administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1301 S. Harrison St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser.

Outstanding Shares

As of the Record Date, the Funds’ outstanding shares for Standard Class shares and Service Class shares are listed below:

Fund Name	Standard Class	Service Class
LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund	47,138,117.17	18,907,963.72
LVIP Franklin Templeton Multi-Factor International Equity Fund	86,820,568.56	15,674,417.87
LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund	91,240,781.31	25,189,336.26
LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund	33,234,299.38	16,356,613.16

Because the Funds are available as investments for Variable Contracts offered by certain life insurance companies, the insurance companies could be deemed to control the voting securities of the Fund (i.e., by owning more than 25%). However, an insurance company would exercise voting rights attributable to any Fund shares that it owns (directly or indirectly) in accordance with, and in proportion to, voting instructions received by owners of the Variable Contracts. A small number of Contract Owners could therefore determine whether the Funds’ proposals are approved.

Ownership of Shares

As of the Record Date, the record shareholders below had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Funds:

5% Plus Record Holders

Fund Name / Shareholder Name	Percentage (%) of Shareholder Ownership in Fund
LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund – Standard Class
LVIP Global Growth Allocation Managed Risk Fund	16.51%
LVIP Global Moderate Allocation Managed Risk Fund	14.34%
LVIP Structured Moderate Allocation Fund	12.17%
LVIP Structured Moderately Aggressive Allocation Fund	13.05%
LVIP Franklin Templeton Multi-Factor International Equity Fund – Standard Class
LVIP Global Growth Allocation Managed Risk Fund	20.33%
LVIP Global Moderate Allocation Managed Risk Fund	10.54%
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	8.66%
LVIP Structured Moderate Allocation Fund	20.94%
LVIP Structured Moderately Aggressive Allocation Fund	14.81%
LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund – Standard Class
LVIP Global Growth Allocation Managed Risk Fund	30.16%
LVIP Global Moderate Allocation Managed Risk Fund	21.06%
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	6.68%
LVIP Structured Moderate Allocation Fund	15.19%
LVIP Structured Moderately Aggressive Allocation Fund	10.59%
LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund – Standard Class
LVIP Structured Moderate Allocation Fund	19.76%
LVIP Structured Moderately Aggressive Allocation Fund	15.25%
LVIP U.S. Growth Allocation Managed Risk Fund	9.83%

As of Record Date, to the knowledge of the Trust’s management, the trustees and officers of the Trust as a group beneficially owned less than 1% of the Funds’ outstanding shares.

VI.	Other Information

Householding

Only one copy of this Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Information Statement, or if you do not want the mailing of an information statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1301 S. Harrison Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of the Funds’ most recent Annual Report and Semi-Annual Report, without charge, by calling 1-800-454-6265, by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1301 S. Harrison Street, Fort Wayne, Indiana 46802 (express mail), or by visiting https://www.lfg.com/lvip.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE